Exhibit 99.3

Board of Directors

Corporate Governance Guidelines

OVERVIEW

Coach Industries Group, Inc.’s Board of Directors believes that good corporate governance guidelines provide a sound framework to assist the Board in fulfilling its responsibilities to shareholders. Accordingly, the Board has adopted these principles relating to its role, composition, structure and functions. The Board periodically reviews these principles and other aspects of corporate governance.

PHILOSOPHY AND FUNCTIONS OF THE BOARD

The role of the Board of Directors is to represent and protect the interest of the Company’s shareholders. The Company’s business is conducted by its officers, managers and employees, under the direction of the Chief Executive Officer (“CEO”), to enhance the long-term value of the company for its shareholders. The Board exercises its oversight function by electing qualified and competent officers, and by monitoring the performance of the Company. The Board reviews reports by management and qualified third parties on the performance of the company, its strategy, goals, financial objectives and practices, as well as issues and risks facing the Company, and through the CEO advises senior management on these issues.

Responsibilities

The Board exercises its oversight function through the following specific activities:

•	Through the Compensation Committee, the Board sets compensation for the Chief Executive Officer, and for the other executive officers, and evaluates the performance of the CEO.

•	Through the Audit Committee, the Board oversees the financial accounting, financial reporting and internal controls of the Company.

•	The Board plans for succession to the position of Chairman of the Board and Chief Executive Officer.

•	The Board safeguards the corporate assets and encourages the long-term success of the Company by exercising informed, sound and independent business judgment with respect to significant strategic and operational issues, including major capital expenditures, acquisitions and divestitures, financing and capitalization activities and the election of the officers.

•	The Board oversees the Company’s compliance with applicable laws and regulations and the responsibility of the Company to its shareholders, employees, customers, suppliers and society.

Composition of the Board

It is the policy of the Company that the Board should consist of a substantial majority of independent directors. Under normal circumstances, the size of the Board should be no less than five (5) members, which will include the CEO and because of the financial nature of the Company, the Chief Financial Officer (CFO). The CEO considers and recommends candidates for nomination to the Board, and to fill any vacancies on the Board. The Board should have a “balanced” membership, with diverse representation of relevant areas of experience, expertise and backgrounds.

Qualifications of Members

To be considered for membership on the Board, a candidate must meet, at a minimum, the following criteria:

•	Be of proven integrity with a record of substantial achievement.

•	Have demonstrated ability and sound business judgment based on broad experience.

•	Be able and willing to devote the required amount of time to the Company’s affairs including attendance at board and committee meetings.

•	Be analytical and constructive in the objective appraisal of management’s plans and programs.

•	Be committed to building a sound Company, long term.

•	Be able to develop a professional working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Corporation.

•	Be able to exercise independent and objective judgment.

•	Be able to maintain the highest level of confidentiality.

Subject to the terms of employment or other written agreements between the Company and any Director, Directors will offer their resignation to the Chairman of the Board in the event of any significant change in their personal circumstances which adversely affects the ability of the Director to fulfill his/her duties as a Director of the Company, or a change in their business or professional affiliation or responsibilities. In such cases, the Chairman of the Board, in consultation with the Chairman of the Compensation Committee, will determine whether the Director continues to meet the requirements for service on the Board of Directors and whether to accept the resignation.

Chairman of The Board

It is the policy of the Company that the positions of Chairman of the Board and Chief Executive Officer be held by the same person, except in unusual circumstances.

Assessment of The Board

The Board will annually evaluate its effectiveness as a body and take any necessary steps to improve its collective capacity to represent the shareholders in overseeing and guiding the Company. The goal is to gain the value of the Board’s collective wisdom through open, direct and candid dialogue. The Nominating and Corporate Governance Committee is responsible for overseeing this evaluation.

Committees of The Board

It is the Board’s philosophy that matters of significance should be considered and, where appropriate, acted on by the full Board. As a consequence, the structure and authority of committees is limited to that considered by the Board to be basic to or required for the operation of the Company,

•	The Board’s committees will function to identify and focus issues for discussion by the full Board.

•	The composition of the Board’s committees will be approved by the full Board.

•	Committee assignments should reflect the expertise and interests of Board members, with the goal being to ensure that Committee members have the requisite background and expertise to participate fully on the committees on which they serve.

•	Currently the Board has the following committees: Audit Committee and Compensation Committee. The Audit Committee and Compensation Committee are made up exclusively of independent directors.

•	On an annual basis, the Board will review the size and structure of the Board’s committees, and will make any appropriate modifications.

Retirement of Directors

It is the policy of the Company that a Director should not be nominated for re-election to the Board after reaching the age of 70. The Chairman of the Board, in consultation with the CEO, may make exceptions to this policy under special circumstances.

Other Board Service

The Board recognized that individuals should limit the number of boards on which they serve so that they can give proper attention to each board responsibility. However, the philosophy of the Board is not to set a limit on the number of boards on which a director may serve. In the event that a director wishes to join the board of another company, the director will advise the Chairman of his or her intention. Directors will refrain from serving as a director, officer, employee or consultant with any competitive business during service with the Company and for two years after service with the Company ends.

Compensation of Directors

The Compensation Committee should regularly review the compensation that is provided to the directors of the Company and make recommendations to the full Board regarding any appropriate modifications. Such compensation should remunerate the directors fairly for their service to the Board. It should also support the Company’s goal of attracting and retaining the most qualified persons to the Board. Director’s compensation should include stock-based components to align the interests of the directors with those of the stockholders of the Company. The Board has determined that the Company’s compensation goals are met by a compensation package that includes meeting fees, retainer arrangements, deferred compensation opportunities, and stock options. Directors who are current employees of the Company do not receive any additional compensation for their services as directors.

Stock Ownership Guidelines

On joining the Board, each director must target an ownership level of 5,000 shares to be achieved within the first term following his or her election to the Board. Shares held in the Common Stock account under the Plan for Deferred Payment of Director’s Compensation will be included in the target goal.

Chairmanship of Meetings

In the absence of the Chairman, provided a quorum exists, the remaining Directors present at a duly called meeting will appoint a meeting chairman by simple majority vote.

Meeting Agenda

The Chairman prepares the agenda for Board meetings; however, if the positions of Chairman and Chief Executive Officer are not held by the same person, then the Chairman shall consult with the Chief Executive Officer in preparing the agenda.

Board Materials

Information and data that is important to the business to be considered at Board or committee meeting is distributed in advance of the meeting, to the extent possible. Sensitive subject matters may be discussed at the meeting without written materials being distributed in advance.

Board Development

The Board and the Company provide orientation for new directors on the Company’s corporate structure and organization, strategic plan, governance policy and Code of Conduct. In addition, on an ongoing basis, directors have the opportunity to participate in continuing educational opportunities.

Ethics and Code of Conduct

The Board expects its directors, as well as the Company’s officers and employees, to act ethically at all times and to acknowledge their adherence to the Company’s Code of Conduct and the business ethics policy. Any waiver of the Code of Conduct or the business ethics policy for any Director or executive officer must be approved by the Board on a case by case basis. Such waiver shall be granted only in extraordinary circumstances, and only to the extent that the Board determines that waiver is not reasonably expected to cause adverse consequences to the Company or its shareholders. If a waiver is granted, the Company shall make all required filings and disclosures of such waiver.

Executive Sessions

The independent directors of the Board will meet in regularly scheduled executive sessions, which will be led on a rotating basis by the chairs of the Committees, who will serve as the Presiding Director of such executive sessions.

Board Access to Management and Independent Advisors

Members of the Board have free access to the management of the Company, and committees have the authority to retain such outside advisors as they deem appropriate to assist in the performance of their functions.

Disclosure

These corporate governance principles will be made available on the Company’s website.